UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

LF Capital Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Delaware	001-41071	86-2195674
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1909 Woodall Rodgers Freeway, Suite 500
Dallas, Texas, 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 740-6105

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LFACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2023, LF Capital Acquisition Corp. II (the “Company”), received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that since the Company’s aggregate market value of its outstanding warrants was less than $1.0 million, the Company was no longer in compliance with the Nasdaq Global Market continued listing criteria set forth in Listing Rule 5452(b)(C), which requires the Company to maintain an aggregate market value of its outstanding warrants of at least $1.0 million (the “Notice”). The Notice additionally indicates that the Company, pursuant to the Listing Rules, has 45 calendar days, or until July 31, 2023, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, the Company will have 180 calendar days from the date of the Notice, or until December 11, 2023, to evidence compliance. If Nasdaq were to reject the Company’s plan, Nasdaq rules permit the Company to appeal the decision to a hearings panel.

The Notice serves only as a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s warrants on the Nasdaq Global Market. Additionally, the Notice relates only to the Company’s warrants and will have no effect on the listing or trading of the Company’s Class A common stock. The Company intends to take action to submit a plan to regain compliance within the 45-calendar day submission period, and, if Nasdaq accepts the plan to regain compliance, to subsequently regain compliance with Rule 5452(b)(C) within the 180-calendar day compliance period. While the Company is exercising diligent efforts to maintain the listing of its warrants on Nasdaq Global Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq Global Market aggregate market value of outstanding warrants requirement. In addition, if the Company does not meet the aggregate market value of outstanding warrants requirement by the end of the 180-calendar day compliance period, Nasdaq could provide notice that the Company’s warrants will become subject to delisting. In the event the Company receives notice that its warrants are being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a hearings panel.

Item 8.01. Other Events.

On June 14, 2023, the Company made a deposit of $452,016.76 (the “Extension Payment”) to the Company’s trust account for the benefit of the Company’s Class A common stock sold in the initial public offering, and extended the period of time the Company has to consummate an initial business combination until July 19, 2023. In connection with the Extension Payment, the Company drew down $452,016.76 under the previously reported promissory note issued by the Company to Level Field Capital II, LLC, the Company’s sponsor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LF Capital Acquisition Corp. II

Date: June 16, 2023		/s/ Elias Farhat
	Name:	Elias Farhat
	Title:	Chief Executive Officer